Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
- Net Income Positive -- Up $1.4 million from Prior Year-
- Net Operating Income Up $2.4 million from Prior Year -

ATLANTA - November 12, 2015 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the third quarter ended October 3, 2015.

Third Quarter Financial Highlights

•	Adjusted EBITDA of $10.5 million

•	Net income of $0.6 million; up $1.4 million from prior year

•	Selling, general, and administrative expenses down $6.2 million, or 11.1% from prior year

•	Excess availability of $64.2 million as of October 3, 2015, an increase of $4.2 million over year-end 2014

“We were pleased to see positive net income even though our overall volumes were relatively flat. Our focus on continuous improvement is producing results as we reduced our operating expenses and shifted our sales mix to distribution-friendly specialty products. We continue to make progress in promoting the value-add service of BlueLinx as a wholesale distributor as the percentage of quarterly sales out of our warehouses was the highest in our history," said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “As previously discussed, we have engaged Eastdil Secured, L.L.C to assist us in refinancing our real estate mortgage in the next few months, well before the current loan's maturity in July 2016. The $1 million monthly prepayment penalty ends on December 31, 2015, which makes our timing advantageous in terms of minimizing costly yield maintenance prepayment fees.”

Third Quarter Results Compared to Prior Year Period
The Company recorded net income of $0.6 million in the fiscal third quarter 2015, an increase of $1.4 million from fiscal third quarter 2014. Selling, general and administrative costs were reduced by $6.2 million year over year primarily in restructuring, personnel, and fuel expense categories.

Adjusted EBITDA for the fiscal third quarter 2015 was $10.5 million, versus Adjusted EBITDA of $11.1 million for the same period a year ago. Gross margin in fiscal third quarter 2015 of 11.75% was flat compared to fiscal third quarter 2014. Gross margin for specialty products was up 24 basis points from the prior period. Gross profit in fiscal third quarter 2015 was $60.8 million, versus $64.6 million in fiscal third quarter 2014.

Revenues for the fiscal third quarter were $517.8 million, compared to $549.8 million in the fiscal third quarter 2014. Both sales and unit volumes were up in structural siding, specialty lumber, and specialty plywood product categories.

Liquidity
Year-to-date operating cash usage improved by $25.2 million compared to the same period in 2014, or 47.1%, mainly driven by improvements in working capital. As of October 3, 2015, the Company had $64.2 million of excess availability under its asset-based revolving credit facilities.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 57445998. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of approximately 48 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	October 4, 2014	October 3, 2015	October 4, 2014
Net sales	$517,831	$549,845	$1,488,435	$1,525,283
Cost of sales	457,007	485,265	1,317,433	1,345,994
Gross profit	60,824	64,580	171,002	179,289
Operating expenses:
Selling, general, and administrative	49,907	56,136	150,617	163,257
Gains from sales of property	—	—	—	(5,251)
Depreciation and amortization	2,439	2,403	7,155	7,176
Total operating expenses	52,346	58,539	157,772	165,182
Net operating income	8,478	6,041	13,230	14,107
Non-operating expenses:
Interest expense	7,115	6,777	20,358	20,090
Other expense, net	263	193	650	313
Income (loss) before provision for (benefit from) income taxes	1,100	(929)	(7,778)	(6,296)
Provision for (benefit from) income taxes	539	(69)	(2,264)	(65)
Net income (loss)	$561	$(860)	$(5,514)	$(6,231)
Weighted average common shares:
Basic	87,690	86,399	87,418	85,820
Diluted	88,073	86,399	87,418	85,820
Basic and diluted net income (loss) per share applicable to common stock	$0.01	$(0.01)	$(0.06)	$(0.07)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 3, 2015	January 3, 2015
Assets:
Current assets:
Cash	$6,904	$4,522
Receivables, net of allowances of $3.0 million and $3.1 million, respectively	187,344	144,537
Inventories, net	255,035	242,546
Other current assets	33,348	23,289
Total current assets	482,631	414,894
Property, plant, and equipment:
Land and land improvements	41,221	41,095
Buildings	90,775	90,161
Machinery and equipment	81,150	77,279
Construction in progress	296	1,188
Property, plant, and equipment, at cost	213,442	209,723
Accumulated depreciation	(108,259)	(104,456)
Property, plant, and equipment, net	105,183	105,267
Non-current deferred income tax assets, net	501	501
Other non-current assets	10,514	18,320
Total assets	$598,829	$538,982
Liabilities:
Current liabilities:
Accounts payable	$101,540	$67,291
Bank overdrafts	18,121	27,280
Accrued compensation	4,466	5,643
Current maturities of long-term debt	203,022	2,679
Deferred income taxes, net	518	518
Other current liabilities	14,956	13,831
Total current liabilities	342,623	117,242
Non-current liabilities:
Long-term debt	247,855	403,274
Pension benefit obligation	29,839	41,734
Other non-current liabilities	14,308	12,758
Total liabilities	634,625	575,008
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 200,000,000 shares; Issued - 89,450,056 and 88,748,638 shares, respectively	895	888
Additional paid-in capital	254,562	253,051
Accumulated other comprehensive loss	(30,199)	(34,425)
Accumulated stockholders’ deficit	(261,054)	(255,540)
Total stockholders’ deficit	(35,796)	(36,026)
Total liabilities and stockholders’ deficit	$598,829	$538,982

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 3, 2015	Nine Months Ended October 4, 2014
Cash flows from operating activities:
Net loss	$(5,514)	$(6,231)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,155	7,176
Amortization of debt discount and issuance costs	2,249	2,483
Gains from sales of property	—	(5,251)
Intraperiod income tax allocation related to pension plan	(3,041)	(224)
Pension expense	602	675
Share-based compensation expense	1,533	3,316
Other	(53)	2,727
Changes in operating assets and liabilities:
Receivables, net	(42,807)	(55,548)
Inventories, net	(12,489)	(41,340)
Accounts payable	34,249	45,042
Restructuring liability	(603)	(2,323)
Restricted cash related to insurance and other	(320)	(667)
Prepaid assets	506	(3,183)
Quarterly pension contributions	(4,229)	(3,080)
Accrued compensation and other assets and liabilities	(5,491)	3,000
Net cash used in operating activities	(28,253)	(53,428)
Cash flows from investing activities:
Property, plant, and equipment investments	(1,482)	(1,816)
Proceeds from sale of assets	621	7,240
Net cash provided by (used in) investing activities	(861)	5,424
Cash flows from financing activities:
Repayments on revolving credit facilities	(293,169)	(337,547)
Borrowings from revolving credit facilities	346,028	403,819
Principal payments on mortgage	(8,903)	(8,827)
Payments on capital lease obligations	(2,926)	(1,732)
Increase (decrease) in bank overdrafts	(9,159)	195
Decrease (increase) in restricted cash related to the mortgage	117	(4,044)
Other	(492)	(1,055)
Net cash provided by financing activities	31,496	50,809
Increase in cash	2,382	2,805
Cash balance, beginning of period	4,522	5,034
Cash balance, end of period	$6,904	$7,839

BLUELINX HOLDINGS INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	October 3, 2015	October 4, 2014	October 3, 2015	October 4, 2014
	(Dollars in thousands) (unaudited)
Net income (loss)	$561	$(860)	$(5,514)	$(6,231)
Adjustments:
Depreciation and amortization	2,439	2,403	7,155	7,176
Interest expense	7,115	6,777	20,358	20,090
Provision for (benefit from) income taxes	539	(69)	(2,264)	(65)
Gains from sales of property	—	—	—	(5,251)
Share-based compensation expense, excluding restructuring	379	444	1,514	1,771
Restructuring, severance, debt fees, and other	(530)	2,412	(595)	5,234
Adjusted EBITDA	$10,503	$11,107	$20,654	$22,724